DRAFT

                                                                     Exhibit 4.1

                    AMENDED AND RESTATED INTERCOMPANY LOAN
                             TERMS AND CONDITIONS







Signed on [*], 2005 for the purposes of identification by:

Holmes Funding Limited

       ...................................

JP Morgan Chase Bank, N.A., London Branch as Security Trustee:

       ...................................

JP Morgan Chase Bank, N.A., London Branch as Agent Bank:

       ...................................















                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

                                    LONDON

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Interpretation........................................................ 1
2.     The Term Advances......................................................2
3.     Purpose................................................................3
4.     Limited Recourse.......................................................3
5.     Uitilisation of the Term Advances......................................4
6.     Interest...............................................................5
7.     Repayment..............................................................7
8.     Prepayment.............................................................7
9.     Taxes..................................................................8
10.    Illegality.............................................................8
11.    Mitigation.............................................................8
12.    Representations and Warranties of Funding..............................9
13.    Covenants.............................................................11
14.    Default...............................................................13
15.    Default Interest and Indemnity........................................15
16.    Payments..............................................................16
17.    Entrenched Provisions.................................................17
18.    Further Provisions....................................................17
19.    Redonimation..........................................................19
20.    Governing Law.........................................................19

SCHEDULE

1.     Notice of Drawdown of a Term Advance..................................20
2.     Solvency Certificate..................................................21
3.     Form of Relevant Intercompany Loan Confirmation.......................23

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THESE AMENDED AND RESTATED TERMS AND CONDITIONS ARE MADE ON [*], 2005 and
signed on the front page hereof for the purposes of identification by Holmes Funding Limited and JPMorgan Chase Bank, N.A., London Branch in its capacities as Security Trustee and as Agent Bank.

WHEREAS:

(A) On 26th July, 2000 Holmes Financing (No. 1) PLC (the FIRST ISSUER) made a loan to Holmes Funding Limited (FUNDING) on the terms set out in the terms and conditions dated on or about the same date (the INTERCOMPANY LOAN TERMS AND CONDITIONS) and the separate intercompany loan confirmation dated 26th July, 2000 (the FIRST ISSUER INTERCOMPANY LOAN CONFIRMATION (together the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT).

(B) During the period from 26th July, 2000 until the date hereof, Funding has entered into new intercompany loan agreements with each of the Second Issuer, the Third Issuer, the Fourth Issuer, the Fifth Issuer, the Sixth Issuer, the Seventh Issuer and the Eighth Issuer on the terms set out in the Intercompany Loan Terms and Conditions, as amended and supplemented from time to time, together with the relevant separate intercompany loan confirmations.

(C) On [*], 2005 the Ninth Issuer shall make a loan to Funding on the terms set out herein and the separate intercompany loan confirmation dated [*], 2005.

(D) From time to time Funding may enter into new intercompany loan agreements with New Issuers which shall be made on the terms set out in these Intercompany Loan Terms and Conditions (as the same may be amended from time to time in the manner set out herein) and the relevant new intercompany loan confirmation (each a NEW INTERCOMPANY LOAN CONFIRMATION and together with the Intercompany Loan Terms and Conditions a NEW INTERCOMPANY LOAN AGREEMENT).

(E) On 29th November, 2000 the signatories to the Intercompany Loan Terms and Conditions agreed to amend the terms of the Intercompany Loan Term and Conditions as set out in an Amendment Agreement to the Intercompany Loan Term and Conditions of the same date.

(F) On 5th July, 2001 the signatories to the Intercompany Loan Terms and Conditions agreed to amend the terms of the Intercompany Loan Terms and Conditions as set out in a Second Amendment Agreement to the Intercompany Loan Terms and Conditions of the same date.

(G) On 1st April, 2004 the signatories to the Intercompany Loan Terms and Conditions agreed, inter alia, to amend the terms of the Intercompany Loan Terms and Conditions as set out in the Loan Confirmation - Eighth Issuer Intercompany Loan Agreement of the same date.

(H) The signatories to the Intercompany Loan Terms and Conditions have agreed to amend and restate the terms of the Intercompany Loan Terms and Conditions as set out herein.

1.     INTERPRETATION

1.1 Capitalised terms in these Intercompany Loan Terms and Conditions shall, except where the context otherwise requires and save where otherwise defined in these Intercompany Loan Terms and Conditions or the relevant Intercompany Loan Agreement, have the meanings ascribed to them in the Master Definitions Schedule dated [*], 2005 and signed by for the purposes of identification by Allen & Overy LLP and Slaughter and May (as the same may be amended, varied or supplemented) and these Intercompany Loan Terms and Conditions shall be construed accordingly. References in these Intercompany Loan Terms and Conditions to

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       the Intercompany Loan Agreement shall include references to these
       Intercompany Loan Terms and Conditions as incorporated into the Intercompany Loan Agreement by way of reference and shall be construed accordingly.

1.2 These Amended and Restated Terms and Conditions amend and restate the Intercompany Loan Terms and Conditions signed for the purposes of identification by the signatories hereto as amended on 29th November, 2000, 5th July, 2001 and 1st April, 2004 (the PRINCIPAL INTERCOMPANY LOAN TERMS AND CONDITIONS). As of the date of these Amended and Restated Intercompany Loan Terms and Conditions, any future rights or obligations (excluding such obligations accrued to the date of these Amended and Restated Intercompany Loan Terms and Conditions) of a signatory or any Issuer under the Principal Intercompany Loan Terms and Conditions shall be extinguished and shall instead be governed by these Amended and Restated Terms and Conditions.

1.3 References to these Intercompany Loan Terms and Conditions shall mean the terms and conditions set out in these Amended and Restated Terms and Conditions.

2.     THE TERM ADVANCES

2.1    CONDITIONS PRECEDENT

       Save as the Issuer and the Security Trustee may otherwise agree, the Term Advances will not be available for utilisation unless:

       (a) Funding and the Issuer have signed an Intercompany Loan Confirmation (generally in the form set out in Schedule 3 to these Intercompany Loan Terms and Conditions);

       (b) the Security Trustee has confirmed to Funding that it or its advisers have received all of the information and documents listed in Schedule 1 to the Intercompany Loan Confirmation in form and substance satisfactory to the Security Trustee; and

       (c) the conditions set out in Clause 5.1 (Drawdown conditions relating to the Term Advances) have been satisfied.

2.2    NEW INTERCOMPANY LOAN AGREEMENTS

       Funding may at any time, by written notice to the Security Trustee and the Rating Agencies, enter into a New Intercompany Loan Agreement with a New Issuer and draw additional term advances thereunder (each a NEW TERM ADVANCE). Each New Term Advance will be financed by the issue of New Notes by the New Issuer, and will only be permitted if the following conditions precedent are satisfied if on the Drawdown Date:

       (a) the proceeds of the New Intercompany Loan are used by Funding in accordance with Clause 3.1 hereof;

       (b) each of the Rating Agencies confirms in writing to the Security Trustee that there will not, as a result of the New Issuer issuing any New Notes or Funding entering into any additional agreements as a result of entering into the New Intercompany Loan, be any adverse effect on (i) the then current ratings by the Rating Agencies of the existing Notes of any Issuer, the proceeds of which have been advanced to Funding pursuant to, inter alia, these Intercompany Loan Terms and Conditions or (ii) the then current implicit ratings by the Rating Agencies of any existing Term Advances;

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       (c)     no Intercompany Loan Event of Default under any Intercompany
               Loan Agreement is continuing or unwaived at the relevant drawdown date;

       (d) the Principal Deficiency Ledger not having a debit balance as at the relevant date specified above; and

       (e) Funding entering into, as required by the Rating Agencies, any additional agreements as a result of entering into the New Intercompany Loan (including any New Start-up Loan Agreement and any New Funding Swap Agreements); and

       (f) any other relevant conditions precedent specified in the Intercompany Loan Confirmation.

3.     PURPOSE

3.1    PURPOSE AND APPLICATION OF THE TERM ADVANCES

       The Term Advances shall be used by Funding either:

       (a) to pay the Seller (in whole or in part) for New Loans to be assigned to the Mortgages Trustee pursuant to the terms of the Mortgage Sale Agreement (which shall increase the Funding Share of the Trust Property); and/or

       (b) to acquire a portion of the Current Seller Share of the Trust Property from the Seller pursuant to the terms of the Mortgages Trust Deed; and/or

       (c) to refinance the existing debt of Funding, including any existing Intercompany Loan; and/or

       (d)     to fund the First Reserve Fund and/or the Second Reserve Fund.

3.2    APPLICATION OF AMOUNTS

       Without prejudice to the obligations of Funding under this Clause 3, neither the Security Trustee nor any of the Funding Secured Creditors shall be obliged to concern themselves as to the application of amounts raised by Funding under the Intercompany Loan Agreement.

4.     LIMITED RECOURSE

4.1    RECOURSE LIMITED TO AVAILABLE FUNDS

       Each of the Issuer and the Security Trustee agree that the liability of Funding in respect of its obligations to repay principal and pay interest or any other amounts due under the Intercompany Loan Agreement or for any breach of any other representation, warranty, covenant or undertaking of Funding under the Intercompany Loan Agreement, shall be limited to amounts standing to the credit of the Funding Transaction Account and the Funding GIC Account from time to time (including, for the avoidance of doubt, amounts received by Funding in respect of the Funding Share of the Trust Property and from the Funding Swap Provider); provided that the application of such amounts to the discharge of Funding's obligations under an Intercompany Loan Agreement shall be subject to the terms of the Funding Deed of Charge and the relevant Funding Priority of Payments in all cases.

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4.2    SHORTFALL ON FINAL REPAYMENT DATE IN RESPECT OF CERTAIN TERM ADVANCES

       (a) Clause 4.2(b) will only apply to those Term Advances specified in the Intercompany Loan Confirmation.

       (b) On the Final Repayment Date of a specified Term Advance, the amount of interest and principal due and payable on the specified Term Advance shall be an amount equal to the sum available to pay all outstanding interest and/or principal amounts due (including interest and principal amounts deferred and unpaid) on such Term Advance after paying amounts of a higher order of priority in accordance with the relevant Funding Priority of Payments. To the extent that on the Final Repayment Date of the specified Term Advance there is a shortfall between the amount available to pay such interest and principal on such Term Advance and the amount required to pay such interest and principal on such Term Advance, then the shortfall shall be extinguished.

5.     UITILISATION OF THE TERM ADVANCES

5.1    DRAWDOWN CONDITIONS RELATING TO THE TERM ADVANCES

       Save as otherwise provided in the Intercompany Loan Agreement, the Term Advances will be made available by the Issuer to Funding on the Closing Date if:

       (a) the Notes have been issued by the Issuer and the subscription proceeds have been received by or on behalf of the Issuer;

       (b) not later than 2.00 p.m. (London time) on the Closing Date (or such later time as may be agreed by Funding, the Issuer and the Security Trustee), the Issuer and the Security Trustee have received from Funding a Drawdown Notice requesting a drawing under the Intercompany Loan Agreement, receipt of which shall (subject to the terms of the Intercompany Loan Agreement and to the issue of the Notes by the Issuer) oblige Funding to borrow the whole of the amount requested in the Drawdown Notice on the date stated in the Drawdown Notice (which shall be the Closing
               Date) upon the terms and subject to the conditions contained in the Intercompany Loan Agreement;

       (c)     Funding has confirmed in the relevant Drawdown Notice that:

               (i) no Intercompany Loan Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of the Term Advances;

               (ii) the representations set out in Clause 13 (Representations and warranties of Funding) are true on and as of the Closing Date by reference to the facts and circumstances then existing;

       (d) the aggregate principal amount of the Term Advances to be drawn on the Drawdown Date would not exceed the amount available for drawing under the Intercompany Loan Agreement as at the relevant Drawdown Date; and

       (e) Funding has delivered a solvency certificate substantially in the form set out in Schedule 2 to these Intercompany Loan Terms and Conditions.

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5.2    SINGLE DRAWING OF THE TERM ADVANCES

       Each of the Term Advances will only be available for drawing in one amount by Funding on the Closing Date subject to satisfaction of the matters specified in Clause 2.1 (Conditions precedent) and Clause 5.1 (Drawdown conditions relating to the Term Advances).

6.     INTEREST

6.1    INTEREST PERIODS

       (a) The first Interest Period will commence on (and include) the Drawdown Date of the Term Advances and end on (but exclude) the first Interest Payment Date falling thereafter. Each subsequent Interest Period shall commence on (and include) an Interest Payment Date and end on (but exclude) the next following Interest Payment Date.

       (b) Whenever it is necessary to compute an amount of interest in respect of the Term Advances for any period (including any Interest Period), such interest shall be calculated on the basis of actual days elapsed in a 365 day year.

6.2    DETERMINATION OF TERM ADVANCE RATES OF INTEREST

       (a) The rate of interest payable in respect of each Term Advance (each a TERM ADVANCE RATE OF INTEREST and together the TERM ADVANCE RATES OF INTEREST) shall be calculated as follows:

               (i) On the first TERM ADVANCE INTEREST DETERMINATION DATE being the first day of the Interest Period for which the rate will apply) of the Term Advances, the Agent Bank will determine the Term Advance Rates of Interest in accordance with the provisions of the Intercompany Loan Confirmation;

               (ii) on each subsequent Term Advance Interest Determination Date, the Agent Bank will determine the Relevant Screen Rate in respect of each Term Advance as at or about 11.00 a.m. (London time) on the Term Advance Interest Determination Date in question. If the Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for three-month Sterling deposits of [POUND]10,000,000 in the London inter-bank market as at or about 11.00 a.m. (London time) on the Term Advance Interest Determination Date and the Term Advance Rates of Interest for the relevant Interest Period shall be the aggregate of (a) the Relevant Margin (as defined in the relevant Intercompany Loan Confirmation) for the Term Advances and (b) the Relevant Screen Rate for the Term Advances or, if the Relevant Screen Rate is unavailable, the arithmetic mean of such offered quotations for Sterling deposits (rounded upwards, if necessary, to five decimal places); and

               (iii) if on any Term Advance Interest Determination Date, the Relevant Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the Term Advance Rates of Interest for the relevant Interest Period shall be determined in accordance with the provisions of sub-paragraph (i), (ii) or (iii) above on the basis of the offered quotations of those Reference Banks providing such quotations. If, on any such Term Advance Interest Determination Date, only one or none of the Reference Banks

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                      provide the Agent Bank with such an offered quotation,
                      the Agent Bank shall forthwith consult with the Security Trustee and the Issuer for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Security Trustee suitable for such purpose) and the Term Advance Rates of Interest for the Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank). If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Term Advance Rates of Interest for the relevant Interest Period shall be the Term Advance Rates of Interest in effect for the last preceding Interest Period to which sub-paragraph (i), (ii) or (iii) shall have applied but taking account of any change in the Relevant Margin.

               There will be no maximum or minimum Term Advance Rate of Interest.

       (b) The Agent Bank shall, as soon as practicable after 11.00 a.m. (London time) on each Term Advance Interest Determination Date, determine and notify the Issuer, Funding, the Cash Manager and the Security Trustee of (i) the Term Advance Rates of Interest applicable to the relevant Interest Period and (ii) the sterling amount (the INTEREST AMOUNT) payable in respect of such Interest Period in respect of the Outstanding Principal Balance of each Term Advance. The Interest Amount in respect of each Term Advance shall be determined by applying the relevant Term Advance Rate of Interest to the Outstanding Principal Balance of the relevant Term Advance, multiplying the sum by 365 days and rounding the resultant figure to the nearest penny (half a penny being rounded upwards).

       (c) If the Agent Bank does not at any time for any reason determine the Term Advance Rate of Interest and/or calculate the Interest Amount for any of the Term Advances in accordance with the foregoing paragraphs, the Security Trustee shall (i) determine the Term Advance Rate of Interest at such rate as (having such regard as it shall think fit to the procedure described above) it shall deem fair and reasonable in all the circumstances and/or (as the case may be) (ii) calculate the Interest Amount for each Term Advance and any such determination and/or calculation shall be deemed to have been made by the Agent Bank.

       (d) All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Clause 6, whether by the Reference Banks (or any of them) or any other bank or the Agent Bank or the Security Trustee shall (in the absence of wilful default, bad faith or manifest error) be binding on Funding, the Issuer, the Cash Manager, the Reference Banks, such bank, the Agent Bank, the Security Trustee and (in such absence as aforesaid) no liability to Funding shall attach to the Issuer, the Reference Banks, such bank, the Agent Bank, the Security Trustee or the Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

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7.     REPAYMENT

7.1    REPAYMENT ON INTEREST PAYMENT DATES

       Each Term Advance shall be repaid on the Interest Payment Dates specified in the Intercompany Loan Confirmation.

7.2    TERM ADVANCE RATINGS DETERMINE ORDER OF REPAYMENT

       (a) Unless otherwise specified in the Intercompany Loan Confirmation, each Term Advance shall be repaid (as to both interest and principal) in accordance with the Term Advance Rating of that Term Advance, such that, to the extent that amounts are due and payable on more than one Term Advance on any Interest Payment Date, the Term Advance with the highest Term Advance Rating shall be repaid (as to both interest and principal) ahead of the Term Advances with the next highest Term Advance Rating, down to the Term Advances with the lowest Term Advance Rating being repaid (as to both interest and principal) only after all of the Term Advances with higher Term Advance Ratings have been repaid.

       (b) The Term Advances shall be funded by a class or classes of Notes issued by the Issuer. The Term Advance Ratings shall be determined by the rating assigned by the Rating Agencies to the relevant class of Notes on the Closing Date. If the ratings assigned to the Notes change after the Closing Date, then that shall not affect the designated Term Advance Ratings. If the ratings assigned to two or more Term Advances (including any New Term Advances) are the same, then those Term Advances and New Term Advances will be repaid (as to both interest and principal) pro rata and pari passu (but subject to the relevant Schedule Repayment Dates and permitted repayment dates thereof). If the ratings assigned to a class of Notes by the Rating Agencies are not consistent, then the affected Term Advance will reflect all the ratings assigned to it and Funding will make payments on such Term Advance after making payments on Term Advances with a Term Advance Rating equivalent to or higher than the highest of the ratings assigned to the affected Term Advance and before Term Advances with a Term Advance Rating equivalent to or lower than the lowest of the ratings assigned to the affected Term Advance (unless otherwise agreed with the Security Trustee and the Rating Agencies).

       (c) The Term Advance Ratings for each Term Advance are specified in the Intercompany Loan Confirmation.

8.     PREPAYMENT

8.1    PREPAYMENT FOR TAXATION OR OTHER REASONS

       If:

       (a) the total amount in respect of interest in relation to the Intercompany Loan ceases to be receivable (on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature); or

       (b) a Term Advance becomes illegal as described in Clause 10 (Illegality); or

       (c) the Issuer is required to deduct or withhold from any payment of principal, interest or premium in respect of its Notes any amount for or on account of Tax,

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       then, without prejudice to the obligations of Funding under Clause 10
       (Illegality) and subject to Clause 11 (Mitigation), Funding may, on any Interest Payment Date having given not more than 60 days and not less than 30 days' (or such shorter period as may be required by any relevant law in the case of any Term Advance which becomes illegal pursuant to Clause 10 (Illegality)) prior written notice to the Issuer and the Security Trustee (or on or before the latest date permitted by the relevant law in the case of Clause 10 (Illegality)) and while the relevant circumstances continue, prepay all but not some only of all of the Term Advances without penalty or premium but subject to Clause 15 (Default interest and indemnity).

8.2    APPLICATION OF MONIES

       The Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to Clauses 7.1 (Repayment on Interest Payment Dates) and 8.1 (Prepayment for taxation or other reasons) in making prepayments under the Notes.

8.3    FUNDING LEDGERS

       Funding shall maintain, or cause to be maintained, the Funding Ledgers in accordance with the Cash Management Agreement.

9.     TAXES

9.1    NO GROSS UP

       All payments by Funding under the Intercompany Loan Agreement shall be made without any deduction or withholding for or on account of and free and clear of, any Taxes, except to the extent that Funding is required by law to make payment subject to any Taxes.

9.2    TAX RECEIPTS

       All Taxes required by law to be deducted or withheld by Funding from any amounts paid or payable under the Intercompany Loan Agreement shall be paid by Funding when due and Funding shall, within 30 days of the payment being made, deliver to the Issuer evidence satisfactory to that Issuer (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

10.    ILLEGALITY

       If, at any time, it is unlawful for the Issuer to make, fund or allow to remain outstanding a Term Advance made or to be made by it under the Intercompany Loan Agreement, then the Issuer shall, promptly after becoming aware of the same, deliver to Funding, the Security Trustee and the Rating Agencies a certificate to that effect and if the Issuer so requires, Funding shall promptly to the extent necessary to cure such illegality prepay all the Term Advances subject to and in accordance with the provisions of Clause 8.1 (Prepayment for taxation or other reasons).

11.    MITIGATION

       If circumstances arise in respect of the Issuer which would, or would upon the giving of notice, result in:

       (a)     the prepayment of the Term Advances pursuant to Clause 10
               (Illegality);

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       (b)     a withholding or deduction from the amount to be paid by Funding on account of Taxes, pursuant to Clause 9 (Taxes),

               then, without in any way limiting, reducing or otherwise qualifying the obligations of Funding under the Intercompany Loan Agreement, the Issuer shall:

               (i) promptly upon becoming aware of the circumstances, notify the Security Trustee, Funding and the Rating Agencies; and

               (ii) upon written request from Funding, take such steps as may be practical to mitigate the effects of those circumstances including (without limitation) the assignment of all its rights under the Intercompany Loan Agreement to, and assumption of all its obligations under that Intercompany Loan Agreement by, another company, which is willing to participate in the relevant Term Advances in its place and which is not subject to (a) and/or (b) above, provided that no such transfer or assignment and transfer may be permitted unless the Rating Agencies confirm in writing that there will be no downgrading of the then current rating of the Notes of any Issuer as a result and Funding indemnifies the Issuers for any reasonable costs and expenses properly incurred as a result of such transfer or assignment.

12.    REPRESENTATIONS AND WARRANTIES OF FUNDING

12.1   REPRESENTATIONS AND WARRANTIES

       Funding makes the representations and warranties set out in this Clause 12 to the Issuer and the Security Trustee (as trustee for each of the Funding Secured Creditors).

12.2   STATUS

       (a) It is a limited liability company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings; and

       (b) It has the power to own its property and assets and to carry on its business as it is being conducted.

12.3   POWERS AND AUTHORITY

       It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is a party.

12.4   LEGAL VALIDITY

       Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation enforceable in accordance with its terms, subject to general equitable principles, insolvency, liquidation and other laws affecting creditors rights generally.

12.5   NON-CONFLICT

       The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction

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       Documents including, without limitation, borrowing pursuant to the terms of the Intercompany Loan Agreement or granting any security contemplated by the Transaction Documents will not:

       (a) result in the existence or imposition of nor oblige it to create any Security Interest in favour of any person (other than the Funding Secured Creditors) over all or any of its present or future revenues or assets;

       (b) conflict with any document which is binding upon it or any of its assets;

       (c)     conflict with its constitutional documents; or

       (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

12.6   NO LITIGATION

       No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened.

12.7   NO DEFAULT

       No Intercompany Loan Event of Default is continuing unremedied (if capable of remedy) or unwaived or would result from the making of any Term Advance.

12.8   AUTHORISATIONS

       All governmental consents, licences and other approvals and authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

12.9   REGISTRATION REQUIREMENTS

       Except for due registration of the Funding Deed of Charge under Section 395 of the Companies Act 1985, it is not necessary that the Funding Deed of Charge or the Intercompany Loan Agreement be filed, recorded or enrolled with any authority or that, except for registration fees payable at Companies Registry in respect of the Security Documents, any stamp, registration or similar tax be paid on or in respect thereof.

12.10  RANKING OF SECURITY

       The security conferred by the Funding Deed of Charge constitutes a first priority security interest of the type described, over the security assets referred to, in the Funding Deed of Charge and the security assets are not subject to any prior or pari passu Security Interests.

12.11  NO OTHER BUSINESS

       (a) It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage; and

       (b) it is not party to any material agreements other than the Transaction Documents.

12.12  OWNERSHIP

       (a) Its entire issued share capital is legally and beneficially owned and controlled by Holdings; and

       (b)     its shares are fully paid.

12.13  GOOD TITLE AS TO ASSETS

       Funding is and will remain the absolute beneficial owner of the Funding Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding Deed of Charge to which it is a party.

12.14  TAX

       (a) It is tax resident and legally domiciled in its jurisdiction of incorporation; and

       (b) it has no branch, business establishment or other fixed establishment outside the United Kingdom.

12.15  REPETITION

       The representations in this Clause 12 shall survive the execution of the Intercompany Loan Agreement and the making of each Term Advance under the Intercompany Loan Agreement, and shall be repeated by Funding on each Interest Payment Date after the date of the Intercompany Loan Agreement by reference to the facts and circumstances then subsisting.

13.    COVENANTS

13.1   DURATION

       The undertakings in this Clause 13 remain in force from the date of the Intercompany Loan Agreement for so long as any amount is or may be outstanding under the Intercompany Loan Agreement.

13.2   INFORMATION

       Funding shall supply to the Security Trustee and the Rating Agencies:

       (a) as soon as the same are available its audited accounts for that Financial Year; and

       (b) promptly, such other information in connection with the matters contemplated by the Transaction Documents as the Security Trustee or the Rating Agencies may reasonably request.

13.3   NOTIFICATION OF DEFAULT

       Funding shall notify the Issuer and the Security Trustee of any Intercompany Loan Event of Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

13.4   AUTHORISATIONS

       Funding shall promptly:

       (a)     obtain, maintain and comply with the terms of; and

       (b) upon request, supply certified copies to the Issuer and the Security Trustee of,

       any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

13.5   PARI PASSU RANKING

       Funding shall procure that its obligations under the Transaction Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

13.6   NEGATIVE PLEDGE

       Funding shall not create or permit to subsist any security interest (including but not limited to any mortgage, standard security, charge (whether legal or equitable), assignment by way of security, pledge, lien, hypothecation or other security interest securing any obligation of any person (including, without limitation, any trust or arrangement having the effect of providing security)) over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Transaction Documents.

13.7   DISPOSALS

       Funding shall not either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any part of its assets, properties or understandings or any interest, estate, right, title or benefit therein, other than as provided for pursuant to the Transaction Documents.

13.8   MERGERS AND ACQUISITIONS

       (a) Funding shall not enter into any amalgamation, demerger, merger or reconstruction.

       (b) Funding shall not acquire any assets or business or make any investments other than as contemplated in the Transaction Documents.

13.9   LENDING AND BORROWING

       (a) Funding shall not make any loans or provide any other form of credit to any person.

       (b) Funding shall not give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which Funding assumes any liability of any other person.

       (c) Funding shall not incur any indebtedness in respect of any borrowed money other than under the Transaction Documents.

13.10  SHARES AND DIVIDENDS

       Funding shall not:

       (a) declare or pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding Deed of Charge;

       (b) issue any further shares or alter any rights attaching to its issued shares as at the date hereof; or

       (c)     repay or redeem any of its share capital.

13.11  CHANGE OF BUSINESS

       (a) Funding shall not carry on any business or engage in any activity other than as contemplated by the Transaction Documents.

       (b) Funding shall not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985.

       (c)     Funding shall not have any employees or own any premises.

13.12  TAX

       (a) Funding shall join with the Issuer in making a group income election under section 247 of the Income and Corporation Taxes Act 1988 in relation to any such payments as are referred to in section 247(4) of that Act and which are made under the Intercompany Loan Agreement by Funding to the Issuer and Funding will ensure that no steps will be taken (whether by act, omission or otherwise) by it which would reasonably be expected to lead to the revocation or invalidation of the aforementioned election. Funding shall immediately notify the Issuer and the Security Trustee if it becomes aware that the aforementioned election has ceased to be in full force and effect or if circumstances arise, of which it is aware, which would be reasonably likely to result in that election ceasing to be in full force and effect; and

       (b) Funding shall not apply to become part of any group for the purposes of section 43 of the Value Added Tax Act 1994 with the Issuer unless required to do so by law.

13.13  UNITED STATES ACTIVITIES

       Funding will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

13.14  CENTRE OR MAIN INTEREST

       Funding shall maintain its registered office in the United Kingdom and shall maintain its "centre of main interests" (as that expression is defined in Council Regulation (EC) No. 1346/2000 of 29th May, 2000) in the United Kingdom.

14.    DEFAULT

14.1   INTERCOMPANY LOAN EVENTS OF DEFAULT

       Each of the events set out in Clause 14.2 to Clause 14.9 (inclusive) is an Intercompany Loan Event of Default (whether or not caused by any reason whatsoever outside the control of Funding or any other person).

14.2   NON-PAYMENT

       Subject to Clause 4.1, Funding does not pay on the due date or for a period of three London Business Days after such due date any amount payable by it under any Intercompany Loan Agreement at the place at and in the currency in which it is expressed to be payable.

14.3   BREACH OF OTHER OBLIGATIONS

       Funding does not comply in any material respect with any of its obligations under the Transaction Documents (other than those referred to in Clause 14.2 (Non-payment) and such non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London Business Days of Funding becoming aware of the non-compliance or receipt of a notice from the Security Trustee requiring Funding's non-compliance to be remedied.

14.4   MISREPRESENTATION

       A representation, warranty or statement made or repeated in or in connection with any Transaction Document or in any document delivered by or on behalf of Funding under or in connection with any Transaction Document is incorrect in any material respect when made or deemed to be made or repeated.

14.5   INSOLVENCY

       Any corporate action is taken by Funding, or any legal proceedings are started, for the winding-up, dissolution, administration or appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of Funding or of any or all of Funding's revenues and assets or any application is made or petition is lodged for the making of an administration order in relation to Funding.

14.6   CREDITORS' PROCESS

       Any attachment, sequestration, distress or execution affects any asset of Funding and is not discharged within twenty London Business Days.

14.7   UNLAWFULNESS

       It is or becomes unlawful for Funding to perform any of its obligations under any Transaction Document.

14.8   THE FUNDING DEED OF CHARGE

       The Funding Deed of Charge is not, or is alleged by Funding not to be, binding on or enforceable against Funding or effective to create the security intended to be created by it.

14.9   OWNERSHIP

       The entire issued share capital of Funding ceases to be legally and beneficially owned and controlled by Holdings.

14.10  ACCELERATION

       Upon the occurrence of an Intercompany Loan Event of Default which is continuing unremedied and/or has not been waived, the Security Trustee may by written notice to

       Funding (the INTERCOMPANY LOAN ENFORCEMENT NOTICE) which is copied to each of the Funding Secured Creditors and the Mortgages Trustee:

       (a) declare the relevant Term Advances to be immediately due and payable (whereupon the same shall, subject to Clause 14.11 (Repayment of Term Loan on acceleration), become so payable together with accrued interest thereon and any other sums then owed by Funding under the relevant Intercompany Loan Agreement; and/or

       (b) declare the relevant Term Advances to be due and payable on demand of the Security Trustee.

14.11  REPAYMENT OF TERM LOAN ON ACCELERATION

Upon the Security Trustee declaring the Term Advances to be immediately due and payable pursuant to Clause 14.10(a) (Acceleration), the amount due and payable in respect of the Term Advances shall be calculated on the basis described in Clause 8.1 (Prepayment for taxation or other reasons).

15.    DEFAULT INTEREST AND INDEMNITY

15.1   DEFAULT LOAN INTEREST PERIODS

       If any sum due and payable by Funding under the Intercompany Loan Agreement is not paid on the due date for payment in accordance with the relevant provision of the Intercompany Loan Agreement or if any sum due and payable by Funding under any judgment or decree of any court in connection with the Intercompany Loan Agreement is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of Funding to pay such sum (the balance thereof for the time being unpaid being herein referred to as an UNPAID
       SUM) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 15) be selected by the Security Trustee having regard to when such unpaid sum is likely to be paid.

15.2   DEFAULT INTEREST

       During each such period relating to an unpaid sum as is mentioned in this Clause 15 an unpaid sum shall bear interest at the rate per annum which the Issuer, acting reasonably, determines and certifies to Funding and the Security Trustee, will be sufficient to enable it to pay interest and other costs and indemnities on or in respect of any amount which the Issuer does not pay as a result of a non-payment under the Intercompany Loan Agreement.

15.3   PAYMENT OF DEFAULT INTEREST

       Any interest which shall have accrued under Clause 15.2 (Default interest) in respect of an unpaid sum shall be due and payable and shall be paid by Funding at the end of the period by reference to which it is calculated or on such other date or dates as the Security Trustee may specify by written notice to Funding.

15.4   BROKEN PERIODS

       Funding shall forthwith on demand indemnify the Issuer against any loss or liability that the Issuer incurs as a consequence of any payment of principal being received from any source otherwise than on a Interest Payment Date or an overdue amount being received otherwise than on its due date.

15.5   FUNDING'S PAYMENT INDEMNITY

       Funding undertakes to indemnify the Issuer:

       (a) against any cost, claim, loss, expense (including legal fees) or liability together with any amount in respect of Irrecoverable VAT thereon (other than by reason of the negligence or wilful default by the Issuer), which it may sustain or incur as a consequence of the occurrence of any Intercompany Loan Event of Default or any default by Funding in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents (other than by reason of negligence or wilful default on the part of the Issuer or prior breach by the Issuer of the terms of any of the Transaction Documents to which it is a party);

       (b) against any loss it may suffer as a result of its funding a Term Advance requested by Funding under the Intercompany Loan Agreement (which shall include the amounts referred to in Clause 6 of the Intercompany Loan Confirmation) but not made; and

       (c) against any other loss or liability (other than by reason of the negligence or default of the Issuer or breach by the Issuer of the terms of any of the Transaction Documents to which it is a party (except where such breach is caused by the prior breach of Funding) or loss of profit) it may suffer by reason of having made the Term Advances available or entering into the Intercompany Loan Agreement or enforcing any security granted pursuant to the Funding Deed of Charge.

16.    PAYMENTS

16.1   PAYMENT

       (a) Subject to Clause 4 (Limited Recourse), interest and principal shall be paid on the Term Advances for value by Funding to the Issuer Transaction Account specified by the Issuer in the Intercompany Loan Confirmation on each Interest Payment Date and the relevant irrevocable payment instruction for such payment shall be given by Funding by no later than noon to the Cash Manager under the Cash Management Agreement (with a copy to the Issuer and the Security Trustee) on the Intercompany Loan Determination Date immediately before the relevant Interest Payment Date.

       (b) On each date on which the Intercompany Loan Agreement requires an amount to be paid by Funding under that Intercompany Loan Agreement, Funding shall, unless the Intercompany Loan Agreement specifies otherwise, make the same available to the Issuer in accordance with the terms of the Intercompany Loan Agreement and by payment in Sterling in immediately available, freely transferable, cleared funds to the Issuer Transaction Account specified in the Intercompany Company Loan Confirmation or, if the Intercompany Loan Agreement specifies otherwise, to the relevant account or to such other account as the Issuer (with the consent of the Security Trustee) may notify to Funding for this purpose.

16.2   ALTERNATIVE PAYMENT ARRANGEMENTS

       If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for Funding to make any payments under the Intercompany Loan Agreement in the manner specified in Clause 16.1 (Payment), then Funding shall make such alternative arrangements for the payment direct to the Issuer of amounts due under the Intercompany Loan Agreement as are acceptable to the Security Trustee (acting reasonably).

16.3   NO SET-OFF

       Subject to the terms of the Intercompany Loan Confirmation, all payments required to be made by Funding under the Intercompany Loan Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

17.    ENTRENCHED PROVISIONS

       Each of Funding, the Issuer and the Security Trustee acknowledge and agree that Funding may from time to time enter into New Intercompany Loan Agreements subject to the provisions of Clause 2 of these Intercompany Loan Terms and Conditions. If Funding intends to enter into a New Intercompany Loan Agreement then the provisions of these Intercompany Loan Terms and Conditions may be varied (with the consent of the parties to these Intercompany Loan Terms and Conditions) in the Intercompany Loan Confirmation to the extent necessary to reflect the terms of that New Intercompany Loan PROVIDED THAT no variation shall be made to any of the following terms without the prior written consent of the Funding Secured Creditors and the Rating Agencies:

       (a)     the Interest Payment Dates;

       (b) the determination of the Term Advance Rates of Interest (other than the Relevant Margin);

       (c)     Clause 4 (Limited Recourse);

       (d)     Clause 7 (Repayment); and

       (e)     Clause 9 (Taxes).

18.    FURTHER PROVISIONS

18.1   EVIDENCE OF INDEBTEDNESS

       In any proceeding, action or claim relating to the Intercompany Loan Agreement a statement as to any amount due to the Issuer under the Intercompany Loan Agreement which is certified as being correct by an officer of the Security Trustee shall, unless otherwise provided in the Intercompany Loan Agreement, be prima facie evidence that such amount is in fact due and payable.

18.2   RIGHTS CUMULATIVE, WAIVERS

       The respective rights of the Issuer and the Security Trustee under the Intercompany Loan Agreement:

       (a)     may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

       (c)     may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any such right is not a waiver of that right.

18.3   SEVERABILITY

       If a provision of the Intercompany Loan Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       (a) the validity or enforceability in that jurisdiction of any other provision of the Intercompany Loan Agreement; or

       (b) the validity or enforceability in other jurisdictions of that or any other provision of the Intercompany Loan Agreement.

18.4   NOTICES

       Any notices to be given pursuant to the Intercompany Loan Agreement to any of the parties thereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00pm (London time) on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of post and shall be sent to such addresses as are set out in the Intercompany Loan Confirmation or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 18.4.

18.5   VARIATION

       Subject to Clause 17 (Entrenched Provisions), No variation of any provision(s) of the Intercompany Loan Agreement shall be effective unless it is in writing and signed by (or by a person duly authorised by) each of the parties to the Intercompany Loan Agreement.

18.6   SECURITY TRUSTEE

       The Security Trustee shall have no responsibility for any of the obligations of the Issuers or any other party to the Intercompany Loan Agreements (other than itself). For the avoidance of doubt, the parties to the Intercompany Loan Agreement acknowledge that the rights and obligations of the Security Trustee under the Intercompany Loan Agreements are governed by the Funding Deed of Charge.

18.7   COUNTERPARTS

       The Intercompany Loan Agreement may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.

18.8   THIRD PARTY RIGHTS

       The Intercompany Loan Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.

19.    REDONIMATION

       Each obligation under the Intercompany Loan Agreement which has been denominated in sterling shall be redominated in Euro in accordance with EMU legislation upon such redomination of the Notes.

20.    GOVERNING LAW

       The Intercompany Loan Agreement is governed by and shall be construed in accordance with English law.

                                  SCHEDULE 1

                     NOTICE OF DRAWDOWN OF A TERM ADVANCE

From:  Holmes Funding Limited (FUNDING)

To:    [       ] (the ISSUER)

Copy:  JPMorgan Chase Bank, London Branch (the SECURITY TRUSTEE)

Dear Sirs,

1. We refer to the agreement between, inter alios, ourselves, the Issuer and the Security Trustee (as from time to time amended, varied, novated
       or supplemented (the INTERCOMPANY LOAN AGREEMENT)) dated [            ]
       whereby an Intercompany Loan was made available to Funding. Terms defined in the Intercompany Loan Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Intercompany Loan Agreement and upon the terms and subject to the conditions contained therein, we wish a [describe Term Advance] to be made to us as follows:

       (a)     Amount: [POUND][            ] of which [POUND][                ]
               is to be retained by you by way of set off against our obligation to reimburse such amount to you on the Closing Date under Clause [ ] (Fee for provision of Term Advance) of the Intercompany Loan Confirmation.

       (b)     Drawdown Date: [            ]

3. We confirm that no Intercompany Loan Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Term Advance.

4. We confirm that the principal amount of the Term Advance requested does not exceed amount available under the Intercompany Loan as at [relevant Drawdown Date].

5.     The net proceeds of this drawdown should be credited to our account
       numbered [        ] with [        ].

Yours faithfully,



for and on behalf of
Holmes Funding Limited

                                  SCHEDULE 2

                             SOLVENCY CERTIFICATE

                     HOLMES FUNDING LIMITED (the COMPANY)

To:    [*]

       (the ISSUER)

       JPMorgan Chase Bank, N.A., London Branch (the SECURITY TRUSTEE)

We the undersigned HEREBY CERTIFY, that (i) having made all appropriate searches and investigations of the Companys books and records and the Companys accounts (both management and those required by law); and (ii) the officers of the Company having duly considered the provisions of the insolvency laws of the United Kingdom (including, without limitation, the provisions of sections 123 and 238 to 243 and 423 of the Insolvency Act 1986 (the ACT)):

(a) the Company is not unable to pay its debts within the meaning of section 123 of the Act and would not become unable to do so in consequence of entering into the Transaction Documents to which it is a party or making any drawing or granting any security under the Transaction Documents to which it is a party, and the Company's assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities) and will continue to do so notwithstanding the entry into by it of the Transaction Documents and the making of any drawing or the granting of any security under the Transaction Documents to which it is a party;

(b) no execution or other process issued on a judgment, decree or order of any court in favour of a creditor of the Company remains unsatisfied in whole or in part;

(c) to the best of our knowledge and belief no corporate action has been taken or is pending, no other steps have been taken and no legal proceedings have been commenced or are threatened or are pending for (i) the winding-up, liquidation, dissolution, administration or reorganisation of the Company; or (ii) the Company to enter into any composition or arrangement with its creditors generally; or (iii) the appointment of a receiver, administrative receiver, trustee or similar officer in respect of the Company or any of its property, undertaking or assets. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(d) neither the entry into of the Transaction Documents to which it is a party nor the making of any drawing nor granting of security under the Transaction Documents to which it is a party would be a transaction at an undervalue within the meaning of section 238 of the Act, since the value of any consideration received by the Company as a result of such drawing and/or grant of security would not be significantly less than the value of any consideration provided by the Company under the Transaction Documents to which it is a party;

(e) the entry into of the Transaction Documents to which it is a party, any drawing made by the Company under or pursuant to the Transaction Documents to which it is a party, and any security granted by the Company under or pursuant to the Transaction Documents to which it is a party will be entered into or made, as the case may be, by the Company, in good faith and for the purpose of carrying on its business, and there are reasonable grounds for believing that such entry into of such Transaction Documents, such drawings and grants of security would benefit the Company; and

(f) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party the Company has no desire to give a preference to any person as contemplated by section 239 of the Act nor is it the purpose of the Company to put assets beyond the reach of a person who is making, or may at some time make, a claim against the Company or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make.

Terms defined in the Master Definitions Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [*], 2005 shall have the same respective meanings when used in this Certificate.

DATED *

Signed for and on behalf of Holmes Funding Limited


..........................................
Director


..........................................
Director/Secretary

                                  SCHEDULE 3

                FORM OF RELEVANT INTERCOMPANY LOAN CONFIRMATION





                               LOAN CONFIRMATION

                          INTERCOMPANY LOAN AGREEMENT



                                    DATED *



                            HOLMES FUNDING LIMITED
                                   (Funding)



                                       (
                            (the [Relevant Issuer])



             THEJPMORGAN CHASE MANHATTAN BANK, N.A., LONDON BRANCH
                            (the Security Trustee)



             THEJPMORGAN CHASE MANHATTAN BANK, N.A., LONDON BRANCH
                               (the Agent Bank)






                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

                                    London

THIS AGREEMENT is dated * between:

(1) HOLMES FUNDING LIMITED (registered in England and Wales No. 3982428) whose registered office is at Abbey House, Baker Street, London NW1 6XL (FUNDING);

(2) [Relevant Issuer] (registered in England and Wales No. *) whose registered office is at Abbey House, Baker Street, London NW1 6XL (the [RELEVANT ISSUER]);

(3) JPMORGAN CHASE BANK, N.A., LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch), whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the SECURITY TRUSTEE which expression shall include such person and all other persons for the time being acting as the security trustee or trustees pursuant to the Funding Deed of Charge); and

(4) JPMORGAN CHASE BANK, N.A., LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch), whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the AGENT BANK which expression shall include such person for the time being acting as the agent bank pursuant to the Paying Agent and Agent Bank Agreement).

IT IS AGREED as follows:

1.     INTERPRETATION

1.1 The Master Definitions Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [*], 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and the [Relevant Issuer] Master Definitions Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on * (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions Schedule and/or the [Relevant Issuer] Master Definitions Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions Schedule and the [Relevant Issuer] Master Definitions Schedule. In the event of a conflict between the Master Definitions Schedule and the [Relevant Issuer] Master Definitions Schedule, the [Relevant Issuer] Master Definitions Schedule shall prevail.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Term and Conditions to:

       [complete as appropriate]

2.     INTERCOMPANY LOAN TERMS AND CONDITIONS

       Each of the parties to this Agreement agree that the Intercompany Loan Terms and Conditions signed by Funding and the Security Trustee for the purposes of identification on [*], 2005 and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "THIS AGREEMENT" shall be construed accordingly.

3.     THE TERM ADVANCES

       [describe the term advances]

3.1    TERM ADVANCE RATING

       The Term Advance Rating in respect of the * Advances shall be *, and in respect of the * Advances shall be *and in respect of the *Advances shall be *.

3.2    CONDITIONS PRECEDENT

       Save as the [Relevant Issuer] and the Security Trustee may otherwise agree, the Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding that it or its advisers have received all the information and documents listed in Schedule 1 in form and substance satisfactory to the Security Trustee.

4.     INTEREST

       [Set out interest rate, interest periods and payment dates]

5.     REPAYMENT

[Describe:

       Repayment subject to terms of the Funding Deed of Charge;

       Repayment of Term Advances prior to a Trigger Event, enforcement of the Funding Security or enforcement of the [Relevant Issuer] security;

       Repayment after the occurrence of a Non-Asset Trigger Event but prior to enforcement of the Funding Security or the [Relevant Issue] security;

       Repayment after the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security or the [Relevant Issue]r security;

       Repayment following enforcement of the [Relevant Issuer] security;

       Repayment following enforcement of the Funding Security;

       Bullet Term Advances deemed to be Pass Through Term Advances].

5.1    ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

       The [Relevant] Issuer hereby acknowledges and agrees that from time to time Funding may enter into New Intercompany Loans with New Issuers and that the obligation of Funding to repay this Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding under the respective Intercompany Loans. The [Relevant Issuer] further acknowledges and agrees that Parts I, II and III of Schedule 3 to the Funding Deed of Charge will be amended to reflect the entry by Funding into New Intercompany Loans and related agreements from time to time and agrees to execute such documents as are necessary or required by the Rating Agencies for the purpose of including the New Issuer, any New Funding Swap Provider, any New Start-up Loan Provider or any other person who has executed an Accession Undertaking in the Transaction Documents.

6.     CERTAIN FEES, ETC.

       [describe payment and provision, including set-off, for fees and indemnities]

7.     APPLICATION OF CERTAIN PROVISIONS

8.     DECLARATION OF TRUST

       The [Relevant Issuer] declares the Security Trustee, and the Security Trustee hereby declares itself, trustee of all the covenants, undertakings, rights, powers, authorities and discretions in, under or in connection with this Agreement for the [Relevant Issuer] Secured Creditors in respect of the [Relevant Issuer] Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of the [Relevant Issuer] Deed of Charge.

9.     ADDRESSES

       The addresses referred to in Clause 15.4 of the Intercompany Loan Terms and Conditions are as follows:

       THE SECURITY TRUSTEE:

       For the attention of:     Manager, Trust Administration

       Address:                  Trinity Tower, 9 Thomas More Street, London
                                 E1W 1YT

       Telephone:                *

       Facsimile:                020 7777 5410

       THE [RELEVANT ISSUER]:

       For the attention of:     *

       Address:                  *

       Telephone:                *

       Facsimile:                *

       FUNDING:

       For the attention of:     Securitisation Team, Risk Operations

       Address:                  Holmes Funding Limited c/o Abbey House (AAM
                                 319), 201 Grafton Gate East, Milton Keynes,
                                 MK9 1AN

       Telephone:                01908 344 424/01908 343 232

       Facsimile:                01908 344 217

       RATING AGENCIES:

       MOODY'S:                  2 Minster Court
                                 Mincing Lane
                                 London EC3R 7XB

       For the attention of:     Nick Lindstorm
       Telephone:                [020 7621 9068]
       Fax:                      [020 7772 5400]

       S&P:                      20 Canada Square
                                 London E14 5LH
       For the attention of:     Structured Finance Surveillance Group
       Telephone:                020 7176 3800
       Fax:                      020 7176 3598

       FITCH:                    Eldon House
                                 2 Eldon Street
                                 London EC2M 7UA
       For the attention of:     *
       Telephone:                020 7417 4222
       Fax:                      020 7417 4242

                                  SCHEDULE 1

                  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.     AUTHORISATIONS

(a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding.

(b) A copy of a resolution of the board of directors of Funding authorising the entry into, execution and performance of each of the Transaction Documents to which Funding is a party and authorising specified persons to execute those on its behalf.

(c)    A certificate of a director of Funding certifying:

       (i) that each document delivered under this paragraph 1 of Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of the Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

       (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.     SECURITY

(a)    The Funding Deed of Charge duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding GIC Account and the Funding Transaction Account.

(c)    Security Power of Attorney for Funding.

3.     LEGAL OPINION

       Legal opinions of:

(a)    *, English legal advisers, addressed to the Security Trustee; and

(b) *, English legal advisers to the Seller, the [Relevant Issuer] and Funding, addressed to the Security Trustee.

(c) [*, U.S. legal advisers to the Seller, the [Relevant Issuer] and Funding addressed to the Security Trustee[.

4.     TAX

       Evidence of a group income election made under section 247 of the Income and Corporation Taxes Act 1988 in relation to Funding and the [Relevant Issuer].

5.     TRANSACTION DOCUMENTS

       DULY EXECUTED COPIES OF:

       [list the transaction documents]

6.     BOND DOCUMENTATION

(a) Confirmation that the [Relevant Issuer] Notes have been issued and the subscription proceeds received by the [Relevant Issuer]; and

(b)    Copy of the Prospectus and the Offering Circular.

7.     MISCELLANEOUS

       Solvency certificates from Funding signed by two directors of Funding in or substantially in the form set out in Schedule 2 to the Intercompany Loan Terms and Conditions.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

FUNDING

SIGNED by                      )
for and on behalf of           )
HOLMES FUNDING LIMITED         )

[RELEVANT ISSUER]

SIGNED by                      )
for and on behalf of           )
*                              )

SECURITY TRUSTEE

SIGNED by                      )
for and on behalf of           )
JPMORGAN CHASE BANK,   )
N.A., LONDON BRANCH                )

AGENT BANK

SIGNED by                      )
for and on behalf of           )
JPMORGAN CHASE BANK,   )
N.A., LONDON BRANCH                )

           LOAN CONFIRMATION NINTH ISSUER INTERCOMPANY LOAN AGREEMENT
                                 DATED [o] 2005

                             HOLMES FUNDING LIMITED
                                    (FUNDING)

                          HOLMES FINANCING (NO. 9) PLC
                               (THE NINTH ISSUER)

                    JPMORGAN CHASE BANK, N.A., LONDON BRANCH
                             (THE SECURITY TRUSTEE)

                    JPMORGAN CHASE BANK, N.A., LONDON BRANCH
                                (THE AGENT BANK)












                                [GRAPHIC OMITTED]

                                ALLEN & OVERY LLP
                                     LONDON


                                                                16 November 2005

                                    CONTENTS



CLAUSE                                                                     PAGE

1.       Interpretation.......................................................1
2.       Intercompany Loan Terms and Conditions...............................2
3.       The Ninth Issuer Term Advances.......................................2
4.       Interest.............................................................3
5.       Repayment............................................................5
6.       Optional Prepayment..................................................8
7.       Certain Fees, etc....................................................9
8.       Declaration of Trust................................................10
9.       Addresses...........................................................11
10.      Counterparts........................................................12
11.      Third Party Rights..................................................12
12.      Governing Law.......................................................12

SCHEDULE

1.       Conditions Precedent in respect of Drawdown.........................13

THIS AGREEMENT is dated [o], 2005 BETWEEN:

(1) HOLMES FUNDING LIMITED (registered in England and Wales No. 3982428) whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING);

(2) HOLMES FINANCING (NO. 9) PLC (registered in England and Wales No. 5115696) whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the NINTH ISSUER);

(3) JPMORGAN CHASE BANK, N.A., LONDON BRANCH, (formerly known as The Chase Manhattan Bank, London Branch) whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the SECURITY TRUSTEE which expression shall include such person and all other persons for the time being acting as the security trustee or trustees pursuant to the Funding Deed of Charge); and

(4) JPMORGAN CHASE BANK, N.A., LONDON BRANCH, (formerly known as The Chase Manhattan Bank, London Branch) whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the AGENT BANK which expression shall include such person and all other persons for the time being acting as the agent bank pursuant to the Ninth Issuer Paying Agent and Agent Bank Agreement).

IT IS AGREED as follows:

1.       INTERPRETATION
1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [o] 2005 (and as the same may be further amended, varied or supplemented from time to time with the consent of the parties hereto) and the Ninth Issuer Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [o], 2005 are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and/or the Ninth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Ninth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule, the Ninth Issuer Master Definitions and Construction Schedule shall prevail.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

         CLOSING DATE means on or about [o], 2005;

         INTERCOMPANY LOAN means the Ninth Issuer Intercompany Loan;

         INTERCOMPANY LOAN AGREEMENT means the Ninth Issuer Intercompany Loan Agreement;

         INTERCOMPANY LOAN CONFIRMATION means the Ninth Issuer Intercompany Loan Confirmation;

         ISSUER means the Ninth Issuer;

         ISSUER TRANSACTION ACCOUNT means the Ninth Issuer Sterling Account;

         NOTES means the Ninth Issuer Notes; and

         TERM ADVANCES means the Ninth Issuer Term Advances.

2.       INTERCOMPANY LOAN TERMS AND CONDITIONS

2.1 Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding and the Security Trustee for the purposes of identification on 26th July, 2000, as amended by the Amendment Agreement to the Intercompany Loan Terms and Conditions made between Funding, Holmes Financing (No. 1) PLC, the Security Trustee and the Agent Bank on 29th November, 2000, []the Second Amendment Agreement to the Intercompany Loan Terms and Conditions made between Funding, Holmes Financing (No.1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, the Security Trustee and the Agent Bank on 5th July, 2001, inter alia, the Loan Confirmation Eighth Issuer Intercompany Loan Agreement made between Funding, Holmes Financing (No.8) PLC, the Security Trustee and the Agent Bank on 1st April, 2004 and as amended due restated by the Amended and Restated Intercompany Loan Terms and Conditions signed by Funding and the Security Trustee on [o], 2005 and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to this Agreement shall be construed accordingly.

3.       THE NINTH ISSUER TERM ADVANCES

3.1      NINTH ISSUER TERM AAA ADVANCES

         On and subject to the terms of this Agreement, the Ninth Issuer grants to Funding a term loan which consists of the following sub loans:

         (a) the series 1 term AAA advance in the maximum aggregate principal amount of (pound)[o] (the NINTH ISSUER SERIES 1 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 1 Class A Ninth Issuer Notes;

         (b) the series 2 term AAA advance in the maximum aggregate principal amount of (pound)[o] (the NINTH ISSUER SERIES 2 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 2 Class A Ninth Issuer Notes;

         (c) the series 3A1 term AAA advance in the maximum aggregate principal amount of (pound)[o] (the NINTH ISSUER SERIES 3A1 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 3 Class A1 Ninth Issuer Notes;

         (d) the series 3A2 term AAA advance in the maximum aggregate principal amount of (pound)[o] (the NINTH ISSUER SERIES 3A2 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 3 Class A2 Ninth Issuer Notes; and

         the series 4A term AAA advance in the maximum aggregate principal amount of (pound)[o] (the NINTH ISSUER SERIES 4A TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 4 Class A Ninth Issuer Notes,and together the Ninth Issuer Series 1 Term AAA Advance, the Ninth Issuer Series 2 Term AAA Advance, the Ninth Issuer Series 3A1 Term AAA Advance, Ninth Issuer Series 3A2 Term AAA Advance and the Ninth Issuer Series 4 Term AAA Advance,are referred to herein as the NINTH ISSUER TERM AAA ADVANCES.


3.2      TERM ADVANCE RATING

         The Term Advance Rating in respect of the Ninth Issuer Term AAA Advances shall be AAA/AAA/Aaa.

3.3      CONDITIONS PRECEDENT

         Save as the Ninth Issuer and the Security Trustee may otherwise agree, the Ninth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding that it or its advisers have received all the information and documents listed in
         Schedule 1 in form and substance satisfactory to the Security Trustee and the Ninth Issuer has entered into the Funding Deed of Charge.

4.       INTEREST

4.1      APPLICABLE TERM ADVANCE RATES OF INTEREST

         For the purposes of Clause 6 of the Intercompany Loan Terms and Conditions and for calculating the applicable Term Advance Rate of
         Interest:

         (a) the following Ninth Issuer Term Advances shall be designated as One-Month LIBOR Term-Advances:

               (i)   the Ninth Issuer Series 1 Term AAA Advance;

               (ii)  the Ninth Issuer Series 2 Term AAA Advance; and

               (iii) the Ninth Issuer Series 3A1 Term AAA Advance;

         (b) the following Ninth Issuer Term Advances shall be designated as Three-Month LIBOR Term Advances;

               (i)   the Ninth Issuer Series 3A2 Term AAA Advance; and

               (ii)  the Ninth Issuer Series 4A Term AAA Advance.

4.2      RATE OF INTEREST TO FIRST INTEREST PAYMENT DATE

(a) On the Closing Date the Agent Bank will determine the INITIAL RELEVANT SCREEN RATE (as defined below) in respect of each Ninth Issuer Term Advance at or about 11.00 a.m. (London time) on that date. The Term Advance Rates of Interest for the First Interest Period (as defined in the Amended and Restated Master Definitions and Construction Schedule) shall be the aggregate of (1) the Relevant Margin (as defined below) and (2) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, in the case of any Ninth Issuer Term Advance designated as a Three-Month LIBOR Term Advance the linear interpolation of the arithmetic mean of offered quotations for three-month sterling deposits and the arithmetic mean of offered quotations for four-month sterling deposits and in the case of any Ninth Issuer Terms Advance designated as a One-Month LIBOR Term Advance, the linear interpolation of the arithmetic mean of such offered quotations for two-weeks sterling deposits and the arithmetic mean of such offered quotations for one-month sterling deposits (in each case rounded upwards, if necessary, to five decimal places).

         INITIAL RELEVANT SCREEN RATE means (1) in relation to any Term Advance designated as a Three-Month LIBOR Term Advance, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for three-month sterling deposits and the arithmetic mean of the offered quotations to leading banks for four-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Dow-Jones/Telerate monitor at Telerate page number 3750 (or such replacement page on that service which displays the information); and (2) in relation to any Term Advance designated as a One-Month LIBOR Term Advance, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-week sterling deposits and the arithmetic mean of the offered quotations to leading banks for one-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Dow-Jones/Telerate monitor at Telerate page number 3750 (or such replacement page on that service which displays the information).

(b) If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks (as defined in the Amended and Restated Master Definitions and Construction Schedule) to provide the Agent Bank with its offered quotations to leading banks for three-month and four-month sterling deposits of (pound)10,000,000, in the case of any Ninth Issuer Term Advance designated as a Three-Month LIBOR Term Advance and for two-weeks and one-month sterling deposits of (pound)10,000,000 in the case of any Ninth Issuer Term Advance designated as a One-Month LIBOR Term Advance and in each case, in the London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date.

(c) If, the Initial Relevant Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the Term Advance Rates of Interest for the First Interest Period shall be determined in accordance with the provisions of Clause (a) or (b) above on the basis of the offered quotations of those Reference Banks providing such quotations. If, only one or none of the Reference Banks provide the Agent Bank with such an offered quotation, the Agent Bank shall forthwith consult with the Security Trustee and the Issuer for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Security Trustee suitable for such purpose) and the Term Advance Rates of Interest for the Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank). If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Term Advance Rates of Interest for the First Interest Period shall be such other rates of interest as agreed between the Agent Bank and the Security Trustee.

4.3      TERM ADVANCE RATES OF INTEREST

         The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three month sterling deposits as determined in accordance with Clause 6 of the Intercompany Loan Terms and Conditions plus a RELEVANT MARGIN which shall be:

         (a) in respect of the Ninth Issuer Series 1 Term AAA Advance, a margin of -[o] per cent. per annum;

         (b) in respect of the Ninth Issuer Series 2 Term AAA Advance, a margin of [o] per cent. per annum;

         (c) in respect of the Ninth Issuer Series 3A1 Term AAA Advance, a margin of [o] per cent. per annum;

         (d) in respect of the Ninth Issuer Series 3A2 Term AAA Advance, a margin of [o] per cent. per annum; and

         (e) in respect of the Ninth Issuer Series 4A Term AAA Advance, a margin of [o] per cent. per annum.

         (f)

4.4      INTEREST PERIODS

         The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Interest Payment Date (as defined in the Amended and Restated Master Definitions and Construction Schedule) falling in [o] 2005. Each subsequent Interest Period shall commence on (and include) an Interest Payment Date and end on (but exclude) the following Interest Payment Date.

5.       REPAYMENT

5.1      REPAYMENT SUBJECT TO TERMS OF THE FUNDING DEED OF CHARGE

         The terms and provisions of this Clause 5 are to be read subject to the provisions of Part II of Schedule 3 to the Funding Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding Deed of Charge.

5.2 REPAYMENT OF NINTH ISSUER TERM AAA ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE FUNDING SECURITY OR ENFORCEMENT OF THE NINTH ISSUER SECURITY

         Prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Ninth Issuer Security, Funding shall repay to the Ninth Issuer:

         (a) the Ninth Issuer Series 1 Term AAA Advance on the Interest Payment Date falling in [December 2006];

         (b) the Ninth Issuer Series 2 Term AAA Advance on the Interest Payment Date falling in [October 2008]but if there are insufficient funds available to repay the Ninth Issuer Series 2 Term AAA Advance on such Interest Payment Date, then the shortfall shall be repaid on the subsequent Interest Payment Dates from Funding Available Principal Receipts therefor until the Ninth Issuer Series 2 Term AAA Advance is fully repaid;

         (c) the Ninth Issuer Series 3A1 Term AAA Advance on the Interest Payment Date falling in [January 2010 and April 2010] but if there are insufficient funds available to repay the Ninth Issuer Series 3A1 Term AAA Advance on such Interest Payment Date, then the shortfall will be repaid on the subsequent Interest Payment Dates Issuer Series 3A1 Term AAA Advance on those interest payment dates) from Funding Available Principal Receipts therefore until the Ninth Issuer Series 3A1 Term AAA Advance is fully repaid;

         (d) the Ninth Issuer Series 3A2 Term AAA Advance on the Interest Payment Date falling in [January 2010 and April 2010] but if there are insufficient funds available to repay the Ninth Issuer Series 3A2 Term AAA Advance on such Interest Payment Date, then the shortfall will be repaid on the subsequent Interest Payment Dates Issuer Series 3A2 Term AAA Advance on those interest payment dates) from Funding Available Principal Receipts therefore until the Ninth Issuer Series 3A2 Term AAA Advance is fully repaid;

         (e) the Ninth Issuer Series 4 Term AAA Advance on the Interest Payment Date falling in [July 2010] but if there are insufficient funds available to repay the Ninth Issuer Series 4 Term AAA Advance on such Interest Payment Date, then the shortfall will be repaid on the subsequent Interest Payment Dates Issuer Series 4 Term AAA Advance on those interest payment dates) from Funding Available Principal Receipts therefore until the Ninth Issuer Series 3A1 Term AAA Advance is fully repaid.

         (f)


5.3 REPAYMENT OF NINTH ISSUER TERM ADVANCES AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE NINTH ISSUER SECURITY

         On and from the Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Ninth Issuer Security, Funding shall repay the Ninth Issuer Term Advances on each Interest Payment Date from Funding Available Principal Receipts in the manner set out in Part II of Schedule 3 to the Funding Deed of Charge.

5.4 REPAYMENT OF NINTH ISSUER TERM ADVANCES AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR ENFORCEMENT OF THE NINTH ISSUER SECURITY

         Following the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Ninth Issuer Security, Funding shall repay the Ninth Issuer Term Advances on each Interest Payment Date from Funding Available Principal Receipts in the manner set out in Part II of Schedule 3 to the Funding Deed of Charge.

5.5 REPAYMENT OF NINTH ISSUER TERM ADVANCES FOLLOWING ENFORCEMENT OF THE NINTH ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

         Following the enforcement of the Ninth Issuer Security pursuant to the terms of the Ninth Issuer Deed of Charge but prior to enforcement of the Funding Security, Funding shall apply Funding Available Principal Receipts on each Interest Payment Date as follows:

         (a) firstly, pro rata and pari passu according to the respective amounts outstanding thereof, the Ninth Issuer Series 1 Term AAA Advance, the Ninth Issuer Series 2 Term AAA Advance, the Ninth Issuer Series 3 Term AAA Advances and the Ninth Issuer Series 4 Term AAA Advance until all such Ninth Issuer Term AAA Advances are fully repaid.

5.6      REPAYMENT FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

         Following the enforcement of the Funding Security pursuant to the terms of the Funding Deed of Charge, the Ninth Issuer Intercompany Loan shall be repaid in the manner described in Part III of Schedule 3 to the Funding Deed of Charge.

5.7 BULLET TERM ADVANCE AND SCHEDULED AMORTISATION TERM ADVANCES DEEMED TO BE PASS THROUGH TERM ADVANCES

         (a) Subject to the terms of Parts II and III of Schedule 3 to the Funding Deed of Charge, if a Trigger Event occurs, the Ninth Issuer Security is enforced or the Funding Security is enforced, then monies (if any) accumulating for the Ninth Issuer Series 1 Term AAA Advance, the Ninth Issuer Series 2 Term AAA Advance, the Ninth Issuer Series 3 Term AAA Advances or the Ninth Issuer Series 4 Term AAA Advance, will be available, on and from the date of the relevant occurrence, for application in accordance with Clauses 5.3, 5.4, 5.5 or 5.6 hereof (as applicable) (and for the avoidance of doubt, will not be available solely for repayment of the Ninth Issuer Series 1 Term AAA Advance and/or the Ninth Issuer Series 2 Term AAA Advance and/or the Ninth Issuer Series 3 Term AAA Advances and/or the Ninth Issuer Series 4 Term AAA Advance, as applicable, subject to the terms of Parts II and III of Schedule 3 to the Funding Deed of Charge).

         (b) Subject to the terms of Parts II and III of Schedule 3 to the Funding Deed of Charge, if a Trigger Event occurs, the Funding Security is enforced or the Ninth Issuer Security is enforced, then (i) the Scheduled Repayment Dates of the Ninth Issuer Series 1 Term AAA Advance, the Ninth Issuer Series 2 Term AAA Advance, the Ninth Issuer Series 3 Term AAA Advances and the Ninth Issuer Series 4 Term AAA Advance, will cease to apply and
               (ii) the Ninth Issuer Series 1 Term AAA Advance, the Ninth Issuer Series 2 Term AAA Advance, the Ninth Issuer Series 3 Term AAA Advances and the Ninth Issuer Series 4 Term AAA Advance, shall be deemed to be Payable Pass Through Term Advances.

5.8 ACKNOWLEDGEMENT OF FIRST ISSUER INTERCOMPANY LOAN, SECOND ISSUER INTERCOMPANY LOAN, THIRD ISSUER INTERCOMPANY LOAN, FOURTH INTERCOMPANY LOAN, FIFTH ISSUER INTERCOMPANY LOAN, SIXTH ISSUER INTERCOMPANY LOAN,SEVENTH ISSUER INTERCOMPANY LOAN AND THE EIGHTH ISSUER INTERCOMPANY LOAN

         The Ninth Issuer hereby acknowledges and agrees that Funding has entered into an intercompany loan agreement with Holmes Financing (No.
         1) PLC (the FIRST ISSUER) dated 26th July, 2000 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Holmes Financing (No. 2) PLC (the SECOND ISSUER) dated 29th November, 2000 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Holmes Financing (No. 3) PLC (the THIRD ISSUER) dated 23rd May, 2001 (the THIRD ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Holmes Financing (No.4) PLC (the FOURTH ISSUER) dated 5th July, 2001 (the FOURTH ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Holmes Financing (No.5) PLC (the FIFTH ISSUER) dated 8th November, 2001 (the FIFTH ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Holmes Financing (No. 6) PLC (the SIXTH ISSUER) dated 7th November, 2002 (the SIXTH ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Holmes Financing (No. 7) PLC (the SEVENTH ISSUER) dated 26th March, 2003 (the SEVENTH ISSUER INTERCOMPANY LOAN AGREEMENT) and an intercompany loan agreement with Holmes Financing (No.8) PLC (the EIGHTH ISSUER) dated 1st April, 2004 (the EIGHTH ISSUER INTERCOMPANY LOAN AGREEMENT) and accordingly, the obligation of Funding to repay this Ninth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany

         Loan, the Sixth Issuer Intercompany Loan, the Seventh Issuer Intercompany Loan and the Eighth Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding under this Ninth Issuer Intercompany Loan Agreement, the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement, the Sixth Issuer Intercompany Loan Agreement, the Seventh Issuer Intercompany Loan Agreement and the Eighth Issuer Intercompany Loan Agreement and the provisions of
         Schedule 3 to the Funding Deed of Charge.

5.9      ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

         The Ninth Issuer hereby acknowledges and agrees that from time to time Funding may enter into New Intercompany Loans with New Issuers and that the obligation of Funding to repay this Ninth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, the Seventh Issuer Intercompany Loan, the Eighth Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding under any of this Ninth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, the Seventh Issuer Intercompany Loan, the Eighth Issuer Intercompany Loan and any New Intercompany Loan and the provisions of Schedule 3 to the Funding Deed of Charge. The Ninth Issuer further acknowledges and agrees that Parts I, II and III of Schedule 3 to the Funding Deed of Charge will be amended to reflect the entry by Funding into New Intercompany Loans and related agreements from time to time and agrees to execute such documents as are necessary or required by the Rating Agencies or otherwise for the purpose of including the New Issuer, any New Funding Swap Provider, any New Start-up Loan Provider or any other person who has executed an Accession Undertaking in the Transaction Documents.

6.       OPTIONAL PREPAYMENT

6.1      OPTIONAL PREPAYMENT OF NINTH ISSUER TERM ADVANCES

         If the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practices or by any other regulation and PROVIDED THAT an Ninth Issuer Note Enforcement Notice has not been served, then Funding may, on any Interest Payment Date on or after the Interest Payment Date falling in April 2007, having given not more than 60 days and not less than 30 days' (or such shorter period as may be agreed with the Ninth Issuer and the Security Trustee) prior written notice to the Ninth Issuer and the Security Trustee, prepay all but not some only of all of the Ninth Issuer Term Advances (other than the Series 1 Term AAA Advance) without penalty or premium but subject to CLAUSE 15 (Default interest and indemnity) of the Intercompany Loan Terms and Conditions.

6.2      APPLICATION OF MONIES

         The Ninth Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 6.1 (Prepayment of Ninth Issuer Term Advances) in making prepayments under the Ninth Issuer Notes.

7.       CERTAIN FEES, ETC.

7.1      FEE FOR PROVISION OF NINTH ISSUER TERM ADVANCES

         Funding shall (except in the case of payments due under paragraphs (c), (e), (f) and (j) below, which shall be paid when due) on each Interest Payment Date pay to the Ninth Issuer for same day value to the Ninth Issuer Sterling Account a fee for the provision of the Ninth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

         (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Ninth Issuer Security Trustee pursuant to the Ninth Issuer Deed of Charge together with interest thereon as provided therein;

         (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Ninth Issuer Trust Deed together with interest thereon as provided therein;

         (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Ninth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

         (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Ninth Issuer Paying Agent and Agent Bank Agreement;

         (e) any amounts due and payable by the Ninth Issuer to the Inland Revenue in respect of the Ninth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Ninth Issuer and subject to the terms of the Ninth Issuer Deed of Charge) or any other Taxes payable by the Ninth Issuer;

         (f) the fees, costs, charges, liabilities and expenses due and payable to the Ninth Issuer Account Banks, pursuant to the Ninth Issuer Bank Account Agreement (if any);

         (g) the fees, costs, charges, liabilities and expenses due and payable to the Ninth Issuer Cash Manager, pursuant to the Ninth Issuer Cash Management Agreement;

         (h) any termination payment due and payable by the Ninth Issuer to any Ninth Issuer Swap Provider, pursuant to any Ninth Issuer Swap Agreement;

         (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Ninth Issuer Corporate Services Agreement;

         (j)   an amount equal to "G" where G is calculated as follows:

               (a) G = (A- D- H) or, if such calculation is less than zero, then G shall be zero

               (b)   where,

               (c) A = 0.01 per cent of the interest amounts paid by Funding to the Ninth Issuer on the Ninth Issuer Term Advances on the immediately preceding Interest Payment Date;

               (d)   D = E - F

               (e)   where,

               (f) E = the interest amounts (which excludes those fee amounts in this Clause 7.1) paid by Funding to the Ninth Issuer on the Ninth Issuer Term Advances on the immediately preceding Interest Payment Date; and

               (g) F = amounts paid by the Ninth Issuer under paragraphs (e) to (i) of the Ninth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Interest Payment Date;

               (h)   and

               (i) H = the cumulative aggregate of (D - A) as calculated on each previous Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

         (k) any other amounts due or overdue by the Ninth Issuer to third parties including the Rating Agencies and the amounts paid by the Ninth Issuer under the Subscription Agreements and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (b) to
               (k) above; and


         (l) if on any Interest Payment Date there are Ninth Issuer Principal Receipts remaining in the Ninth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Ninth Issuer on such Ninth Issuer Principal Receipts remaining in the Ninth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Ninth Issuer applying the weighted average rate of interest payable on the relevant Ninth Issuer Swap Agreement due for repayment at the end of that Interest Period to such Ninth Issuer Principal Receipts remaining in the Ninth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Ninth Issuer, an amount in respect of any VAT or similar tax payable in respect thereof against production of a valid VAT invoice; and (ii) in respect of taxable supplies made to a person other than the Ninth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant VAT invoice), and to be applied subject to and in accordance with the provisions of the Ninth Issuer Pre-Enforcement Revenue Priority of Payments in the Ninth Issuer Cash Management Agreement
..
7.2      SET-OFF

         Funding and each of the other parties to the Ninth Issuer Intercompany Loan Agreement agree that the Ninth Issuer shall be entitled to set-off those amounts due and payable by Funding pursuant to this Clause 7 on the Closing Date against the amount to be advanced by the Ninth Issuer to Funding by way of the Ninth Issuer Term Advances on the Closing Date.

         (a)

8.       DECLARATION OF TRUST

         The Ninth Issuer declares the Security Trustee, and the Security Trustee hereby declares itself, trustee of all the covenants, undertakings, rights, powers, authorities and discretions in, under or in connection with this Agreement for the Ninth Issuer Secured Creditors in respect of the Ninth Issuer Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of the Ninth Issuer Deed of Charge.

9.       ADDRESSES

         The addresses referred to in Clause 18.4 of the Intercompany Loan Terms and Conditions are as follows:

         THE SECURITY TRUSTEE:

         For the attention of:      Manager, Trust Administration

         Address:                   Trinity Tower, 9 Thomas More Street, London E1W 1YT

         Facsimile:                 +44 207 777 5410

         THE NINTH ISSUER:

         For the attention of:      Securitisation Team, Consumer Risk

         Address:                   Holmes  Financing (No. 9) PLC c/o Abbey House (AAM 126), 201 Grafton
                                    Gate East, Milton Keynes, MK9 1AN

         Facsimile:                 +44 1908 343 019

         FUNDING:

         For the attention of:      Securitisation Team, Consumer Risk

         Address:                   Holmes  Funding  Limited c/o Abbey House (AAM 126), 201 Grafton Gate
                                    East, Milton Keynes, MK9 1AN

         Facsimile:                 +44 1908 343 019

         RATING AGENCIES:

         MOODY'S:

         Address:                   2 Minster Court
                                    Mincing Lane
                                    London EC3R 7XB

         For the attention of:      [Nick Lindstrom]

         Telephone:                 +44 207 621 9068

         Facsimile:                 +44 207 772 5400

         S&P:

         Address:                   20 Canada Square
                                    London E14 5LH


         For the attention of:      Structured Finance Surveillance Group

                                      11



         Telephone:                 +44 207 716 3800

         Facsimile:                 +44 207 716 3598

         FITCH:

         Address:                   Eldon House
                                    2 Eldon Street
                                    London EC2M 7UA

         For the attention of:      European Structured Finance

         Telephone:                 +44 207 417 4222

         Facsimile:                 +44 207 417 6262

10.      COUNTERPARTS

         This Intercompany Loan Confirmation may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.

11.      THIRD PARTY RIGHTS

         The Intercompany Loan Confirmation does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.

12.      GOVERNING LAW

         This Ninth Issuer Intercompany Loan Confirmation is governed by and shall be construed in accordance with English law.

                                  SCHEDULE 1

                  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.       AUTHORISATIONS

         (a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding.

         (b) A copy of a resolution of the board of directors of Funding authorising the entry into, execution and performance of each of the Transaction Documents to which Funding is a party and authorising specified persons to execute those on its behalf.

         (c)   A certificate of a director of Funding certifying:

               (i)   that each document delivered under this paragraph 1 of
                     Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Ninth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

               (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.       SECURITY

(a)      The Funding Deed of Charge duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding GIC Account and the Funding Transaction Account.

(c)      Security Power of Attorney for Funding.

3.       LEGAL OPINION

         Legal opinions of:

         (a) Allen & Overy LLP, English legal advisers, addressed to the Security Trustee;

         (b) Slaughter and May, English legal advisers to the Seller, the Ninth Issuer and Funding, addressed to the Security Trustee;

         (c) Cleary, Gottlieb, Steen & Hamilton, U.S. legal advisers to the Seller, the Ninth Issuer and Funding, addressed to the Security Trustee; and

         (d) Tods Murray LLP, Scottish legal advisors, addressed to the Security Trustee.

4.       TRANSACTION DOCUMENTS

         Duly executed copies of:

         (a)   the Servicing Agreement;

         (b)   the Mortgages Trust Deed;

         (c)   the Abbey Deed and Power of Attorney;

         (d)   the Funding Deed of Charge;

         (e) the Funding Swap Agreement;

         (f)   the Corporate Services Agreement;

         (g) the First Intercompany Loan Agreement, the Second Intercompany Loan Agreement, the Third Intercompany Loan Agreement, the Fourth Intercompany Loan Agreement, the Fifth Intercompany Loan Agreement, the Sixth Intercompany Loan Agreement, the Seventh Intercompany Loan Agreement, the Eighth Intercompany Loan Agreement and the Ninth Intercompany Loan Agreement;

         (h)   the Cash Management Agreement;

         (i)   the Bank Account Agreement;

         (j)   the Funding Guaranteed Investment Contract;

         (k) the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement, the Sixth Start-up Loan Agreement, the Seventh Start-up Loan Agreement and the Eighth Start-up Loan Agreement;

         (l)   the Seller Power of Attorney;

         (m)   the Insurance Acknowledgements;

         (n)   Amended and Restated Mortgage Sale Agreement;

         (o)   the Ninth Issuer Deed of Charge;

         (p)   the Ninth Issuer Cash Management Agreement;

         (q)   the Ninth Issuer Swap Agreements;

         (r)   the Ninth Issuer Bank Account Agreement;

         (s)   the Ninth Issuer Corporate Services Agreement;

         (t)   the Ninth Issuer Trust Deed;

         (u)   the Ninth Issuer Global Notes;

         (v)   the Ninth Issuer Paying Agent and Agent Bank Agreement;

         (w)   the Mortgages Trustee Guaranteed Investment Contract; and

         (x) the Amended and Restated Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule, the Fourth Issuer Master Definitions and Construction Schedule, the Fifth Issuer Master Definitions and Construction Schedule, the Sixth Issuer Master Definitions and Construction Schedule, the Seventh Issuer Master Definitions and Construction Schedule, the Eighth Issuer Master Definitions and

               Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule.

5.       BOND DOCUMENTATION

(a) Confirmation that the Ninth Issuer Notes have been issued and the subscription proceeds received by the Ninth Issuer; and

(b)      Copy of the Prospectus and the Offering Circular.

6.       MISCELLANEOUS

         Solvency certificates from Funding signed by two directors of Funding in or substantially in the form set out in Schedule 2 to the Intercompany Loan Terms and Conditions.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

                                   SIGNATORIES

FUNDING

SIGNED for and on behalf of          )
HOLMES FUNDING LIMITED               )


NINTH ISSUER

SIGNED for and on behalf of          )
HOLMES FINANCING (NO. 9) PLC         )


SECURITY TRUSTEE AND
AGENT BANK

SIGNED for and on behalf of          )
JPMORGAN CHASE BANK,                 )
LONDON BRANCH                        )